United States
                       Securities and Exchange Commission
                              Washington, DC 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 FiberCore, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     3)   Filing Party:

     ---------------------------------------------------------------------------
     4)   Date Filed:

     ---------------------------------------------------------------------------

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                -----------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 17, 1998

                                -----------------


     The Annual Meeting of Shareholders of FiberCore, Inc. (the "Company") will be held at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, on November 17, 1998, at 10:00 A.M., Eastern Standard Time, for the following purposes:


     1. To consider and take action on the ratification of the selection of Deloitte & Touche LLP as the Company's independent certified public accountants for 1998; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on September 30, 1998 will be entitled to receive notice of and to vote at the meeting.

     At this meeting there are no directors due for re-election, and no new directors are being proposed by the Board of Directors.

     Shareholders  are  cordially  invited  to attend  the  meeting  in  person.
However, whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us to prepare for the meeting and to avoid the cost of a follow-up mailing. If you receive more than one proxy card because you own shares registered in different names or at different addresses, each proxy card should be completed and returned.

                                                             Sincerely,


                                                             /s/ Charles De Luca
                                                             Charles De Luca
                                                             Secretary


Charlton, Massachusetts
October 15, 1998

                                 FIBERCORE, INC.
                               253 WORCESTER ROAD
                                  P.O. BOX 180
                          CHARLTON, MASSACHUSETTS 01507

                                     -------


                                 PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 17, 1998

                                     -------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to shareholders of FiberCore, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Shareholders (the "Meeting"). The Meeting is scheduled to be held on November 17, 1998, at 10:00 A.M., Eastern Standard Time, at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, and at any and all adjournments thereof. It is anticipated that the mailing to shareholders of this Proxy Statement and the enclosed form of proxy will commence on or about October 15, 1998.

     At the Meeting, shareholders will be asked to vote upon: (1) the ratification of the selection of independent certified public accountants for 1998; and (2) such other business as may properly come before the Meeting and any and all adjournments thereof.

VOTING RIGHTS AND VOTES REQUIRED

     The close of business on September 30, 1998 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, the Company had outstanding and entitled to vote 35,849,035 shares of common stock, par value $.001 per share ("Common Stock").

     A majority of the outstanding shares of the Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of the Common Stock entitled to vote at the Meeting will have one vote for each share so held.

     The affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Meeting in person or by proxy and entitled to vote thereat will be required to ratify the selection of the Company's independent certified public accountants and to adopt any shareholder proposal duly presented at the Meeting. In determining whether these proposals have received the requisite number of affirmative votes, abstentions and broker nonvoters will be disregarded and have no effect on the outcome of the vote to ratify the selection of the independent certified public accountants.

VOTING OF PROXIES

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the ratification of the selection of independent certified public accountants.

REVOCATION OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised. A proxy may be revoked by a writing, by a valid proxy bearing a later date delivered to the Company or by attending the Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the shareholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone or by telegraph if necessary in order to assure sufficient representation at the Meeting.

     Mr. Michael J. Beecher, Chief Financial Officer, will receive and tabulate proxies and act as inspector of election for the Meeting.


EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to each person who was an executive officer or director of the Company as of September 30, 1998.


         Name             Age                 Position


Mohd A. Aslami             52        Chairman of the Board of Directors,
                                     President, Chief Executive Officer, Chief
                                     Technology Officer and Director

Charles De Luca            61        Executive Vice President, Secretary and
                                     Director of the Company and General Manager of the Company's Automated Light
                                     Technology, Inc. ("ALT") subsidiary

Michael J. Beecher         53        Chief Financial Officer and Treasurer of
                                     the Company, and General Manger of
                                     FiberCore Jena GmbH ("FCJ"), the Company's wholly owned subsidiary

Hans F.W. Moeller          69        Managing Director of FCJ

Steven Phillips            53        Director


     Dr. Aslami is a co-founder, Chairman of the Board of Directors, President, Chief Executive Officer and Chief Technology Officer of the Company. Dr. Aslami has served as Chairman and Chief Executive Officer of FiberCore Jena, the Company's wholly-owned subsidiary in Germany, since 1994. Dr. Aslami also holds the position of Managing Director of the Company's joint venture, FiberCore Asia Sdn. Bhd. in Malaysia since its formation in November, 1997. Dr. Aslami received a Ph.D. in chemical engineering from the University of Cincinnati (1974).

     Mr. De Luca is a co-founder, Executive Vice President, Secretary and a director of the Company. Mr. De Luca also co-founded ALT, Inc. in 1986 and became its General Manager and a director. Mr. De Luca received his MBA in marketing and business management from St. Johns University in 1974.

     Mr. Beecher became Chief Financial Officer of the Company in April 1996. In addition, as part of a reorganization of the management of the Company in August, 1998, Mr. Beecher also holds the position of General Manager of the Company's wholly owned subsidiary, FiberCore Jena GmbH in Germany. Mr. Beecher was the Vice President of Administration and Finance, and Treasurer at the University of Bridgeport from 1989 through 1995. Mr. Beecher is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

     Mr. Moeller became Managing Director of FiberCore Jena in the fourth quarter of 1995 on a part time basis. He served as a director of FiberCore Incorporated from 1994 through March 1996. As part of a reorganization of the Company, he resigned his position as a director and agreed to serve as a director of the Company's wholly owned subsidiary FiberCore Jena GmbH. From 1993 to 1994, he served as Vice Chairman of Schott Corporation ("Schott"), a United States subsidiary of Schott A.G., a corporation specializing in the production of, among other things, optical glass. From 1989 to 1993, he served as President of Schott. Mr. Moeller was a member of the Board of Directors of Schott from 1989 to 1994.

     Mr. Phillips became a director of the Company in May 1995 and became a director of ALT in 1989. Since co-founding the Winstar Government Securities Company L. P., a registered government securities dealer which specializes in odd-lot securities transactions, Mr. Phillips has served as Chief Financial Officer, Secretary, and a director. Since August 1987, Mr. Phillips has served as a director, Secretary and Chief Financial Officer of James Money Management, Inc., a private investment company. Since June 1987, Mr. Phillips has served as director and President of One Financial Group Incorporated, a financial consulting company of which he is the majority stockholder.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four (4) meetings during 1997. Each director attended or participated in at least 75% of the aggregate of meetings held and actions taken in 1997 by the Board of Directors.

COMMITTEES OF THE BOARD

     The Board of Directors does not have an Audit Committee or a Compensation Committee, although it intends to establish such committees in the future. The functions of these committees currently are performed by the Board of Directors as a whole.

AGREEMENT WITH AMP INCORPORATED

     Under an agreement with AMP Incorporated the Company has agreed to restructure the Board of Directors wherein the number of Directors will be increased to seven (7), three of whom shall be inside directors (Aslami, De Luca and Moeller), one (1) of whom shall be an AMP designee, and three (3) shall be outside directors. AMP has agreed to delay this restructuring and the Company anticipates that this will occur prior to or concurrent with the Company's next annual meeting.

DIRECTORS' FEES

     During 1997, directors did not receive any compensation for their services as directors, but were reimbursed for expenses incurred in attending meetings.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

     Based solely on a review of the copies of Forms 3 and 4 and amendments thereto, furnished to the Company pursuant to Section 16a-3(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during the fiscal year ended December 31, 1997, and Form 5 and amendments thereto, furnished to the Company regarding such fiscal year, or written representations from the Company's executive officers and directors, the Company is not aware of any failure to file timely reports pursuant to Section 16(a) of the Exchange Act.


     1.   RATIFICATION  OF  THE  SELECTION  OF  INDEPENDENT   CERTIFIED   PUBLIC
          ACCOUNTANTS

     The Board of Directors has appointed Deloitte & Touche LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for 1998. Deloitte & Touche LLP was initially appointed to audit the Company's financial statements in January 1997 for the fiscal year ended December 31, 1996.

     The Company expects representatives of Deloitte & Touche LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1998.

                             ADDITIONAL INFORMATION


PERFORMANCE GRAPH

     Set forth below is a graph comparing the monthly change in the Company's cumulative total shareholder return on its Common Stock from January 14, 1997 (the effective date of the Company's initial registration under Section 12 of the Exchange Act) to December 31, 1997 (as measured by dividing (i) the sum of
(A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the period over the price at the beginning of the measurement period, by
(ii) the share price at the beginning of the measurement period), with the cumulative total shareholder return so calculated of the Russell 2000 Index, and a group of peer issuers in a line of business similar to the Company during the same period (the "Peer Group"1).

                               [GRAPHIC OMITTED]

1 The Peer Group consists of the following companies; Galileo Corporation, Luxtec Corp., Optelecom, Inc., and SpecTran Corp.
2 Cumulative Total Return assumes $100.00 invested at the close of trading on January 14, 1997, in FiberCore, Inc., Russell 2000 Index, and the Peer Group and assumes reinvestment of dividends.

SECURITY OWNERSHIP

     The following table sets forth certain information regarding the Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer and director named in the summary compensation table below and (iii) all the directors and executive officers of the Company as a group, at the close of business on September 30, 1998. Unless otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.


                                                                                                             %
NAME AND ADDRESS(1)                                                 AMOUNT                               OWNED
-------------------                                                 ------                               -----
 Mohd Aslami....................................................    7,789,948(2)(8)                       17.8
 Charles De Luca................................................    4,765,778(3)(8)                       10.9
 Michael J. Beecher.............................................    174,248(4)                             0.4
 Hans F.W. Moeller..............................................    388,235(5)                             0.9
 Steven Phillips................................................    964,090(6)                             2.2
 AMP Incorporated...............................................    6,169,154(7)(8)                       14.1

All directors and executive officers as a group (5 persons)....     14,082,299                            32.2

----------
(1) The addresses of the persons and entities named in this table are as follows: Messrs. Aslami, De Luca, Beecher, Moeller, c/o FiberCore, Inc., P.
     O. Box 180, 253 Worcester Road, Charlton, MA 01507; Mr. Phillips c/o Winstar Incorporated, 3 Barker Avenue, White Plains, NY 10601; AMP Incorporated, 470 Friendship Road, Harrisburg, PA 17105.

(2) Includes 117,482 shares and warrants to purchase 115,220 shares held by Dr. Aslami's wife, 723,473 shares held by Dr. Aslami's children, 1,587,569, 104,296, and 608,914 shares held respectively by the Ariana Trust, Children's Trust, and the Kabul Foundation, trusts of which Dr. Aslami's wife is trustee and of which Dr. Aslami's children are beneficiaries, and 284,860 shares held by the Raja Foundation, a trust of which Dr. Aslami's wife and Mr. De Luca's wife are trustees and of which various organizations and family members are beneficiaries. Dr. Aslami disclaims beneficial ownership of all such shares. Also includes 483,165 currently exercisable options.

(3) Includes 1,395,097 shares and warrants to purchase 115,220 shares held by Elizabeth De Luca, Mr. De Luca's wife, 357,715 shares held by Mr. De Luca's children, 608,914 shares held by the Dawn Foundation, a trust of which Mrs. De Luca is trustee and of which Mr. De Luca's children are beneficiaries, and 174,053 shares held by the Raja Foundation, a trust of which Dr. Aslami's wife and Mr. De Luca's wife are trustees and of which various organizations and family members are beneficiaries. Mr. De Luca disclaims beneficial ownership of all shares. Also includes 235,552 currently exercisable options.

(4)  Includes 174,248 options.

(5)  Includes 300,000 options.

(6) Includes 132,937 currently exercisable options and warrants issued to One Financial Group Incorporated, and 27,500 warrants issued to Income Partners L.P. in which Mr. Phillips holds a fifty percent (50%) interest. Mr. Phillips is a principal of these companies.

(7) Includes shares into which the AMP Note is convertible at $1.16 per share and warrants to purchase 1,382,648 shares. (See "Certain Relationships and Related Transactions - Dealings with AMP").

(8) Under the AMP loan, the Company, Mohd A. Aslami, Charles De Luca, and AMP entered into a Voting Agreement pursuant to which they agreed to vote together to elect a slate of directors to the Board of Directors of the Company. Such slate of directors initially consists of Mohd A. Aslami, Charles De Luca, Hans Moeller, one nominee of AMP and three outside directors.



EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth, for the Company's last three fiscal years, the cash salary, bonus and non-cash salary or bonuses earned or paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's President and Chief Executive Officer and to each of the Company's executive officers whose compensation exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                                 AWARDS
---------------------------------------------------------------------------------------------------------------------------
Name and Principal Position                Fiscal     Salary     Bonus         Other          Restricted     Securities
                                            Year        $          $           Annual           Stock        Underlying
                                                                            Compensation       Award(s)       Options/
                                                                                                  $            SARs(#)
Dr. Mohd Aslami                             1997       146,500    ---           ---                           359,752
  Chairman, Chief Executive                 1996       146,500    ---           ---                            60,913
  Officer & President                       1995       146,500    ---           ---                               ---

Charles De Luca (1)                         1997        98,398    ---           ---                           189,502
  Executive Vice President                  1996        98,398    ---           ---                            46,050
  & Secretary                               1995        28,699    ---           ---                               ---

Michael J. Beecher (2)                      1997        85,000    ---           ---                           120,000
  Chief Financial Officer                   1996        53,708    ---           ---                            64,248
  & Treasurer                               1995           ---    ---           ---                               ---

Hans Moeller (3)                            1997       120,000    ---           ---                           300,000
  Managing Director,                        1996        98,596    ---           ---                            55,193
  FiberCore Jena GmbH                       1995         7,227    ---           ---                            33,042

(1)  From September 18, 1995 with the acquisition of ALT.
(2)  Started employment on April 15, 1996.
(3)  Started employment on October 1, 1995.

OTHER COMPENSATORY ARRANGEMENTS

     The Company does not maintain any standard compensation arrangements or plans for directors.

     The Company has a consulting agreement with Mr. Phillips, a director of the Company, wherein Mr. Phillips provides services as a senior financial advisor. Mr. Phillips receives a retainer of $60,000 per year payable in monthly installments of $5,000, based on an hourly rate of $185 per hour. The retainer is adjusted quarterly based on actual hours of service. The agreement is for one year from January 1, 1997 and is automatically renewed for one year periods unless terminated by written notice 90 days prior to the expiration of each renewal period. For the year ended December 31, 1997, Mr. Phillips' fee was $45,665.


STOCK OPTION GRANTS

     The Board of Directors has, in the past, granted options to purchase Common Stock to directors, officers and employees of the Company. Options may be granted in lieu of cash salary, accrued salary, or as additional incentives. The Company has no formal stock option plan. The Company may adopt a stock option or similar plan in the future.

     The following table sets forth selected option grant information for the fiscal year ended December 31, 1997 awarded to the executive officers of the Company. All of such options were deemed to be "non-qualified" options within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

---------------------------------------------------------------------------------------------------------------------
                                                              INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------------
                                                                                       Potential         Potential
                          Number of                                                 realized values   realized values
                          Securities     % of Total                                   at assumed         at assumed
                          Underlying      Options/                                  annual rates of   annual rates of
                           Options/     SARs Granted    Exercise                      stock price       stock price
                             SARs       to Employees     or base                      apprec. for       apprec. for
                           Granted        in Fiscal       price      Expiration       option term       option term
         Name                (#)            Year        ($/Share)       Date             5%($)            10%($)
----------------------- --------------- -------------- ------------ -------------- ------------------ ---------------
Dr. Mohd Aslami             359,752          29%       $   0.82          2002           $  6,191           $ 84,924
(1)(b)
----------------------- --------------- -------------- ------------ -------------- ------------------ ---------------
Charles De Luca             189,502          15%       $   0.82          2002           $  3,262           $ 44,735
(1)(b)
----------------------- --------------- -------------- ------------ -------------- ------------------ ---------------
Michael Beecher             120,000          10%       $   1.58            --           $ 21,752           $ 77,100
(a, c)
----------------------- --------------- -------------- ------------ -------------- ------------------ ---------------
Hans Moeller                300,000          24%       $   1.58            --           $ 54,381           $192,751
(a, c)
----------------------- --------------- -------------- ------------ -------------- ------------------ ---------------

(1) The options granted to Dr. Aslami and Mr. De Luca in 1997 were granted in consideration for their deferral of payment of their salaries and reimbursable expenses for the period July 1, 1996 through November 30, 1997.

Table

a. The term of options used in the potential realized value calculation is five years.
b.   The market value per share at the date of grant was $0.66.
c.   The market value per share at the date of grant was $1.38.

STOCK OPTION EXERCISES AND HOLDINGS

     The following table sets forth information related to options exercised during 1997 by the Company's President and Chief Executive Officer and by the Company's other most highly compensated executive officers and the number and value of options held at December 31, 1997 by such individuals.

------------------------- ------------------- -------------- -------------------------------- --------------------------------
                                                                  Number of Securities             Value of unexercised
                                                                 underlying unexercised        in-the-money options/SARs at
                           Shares acquired        Value        options/SARs at FY-end (#)               FY-end ($)
          Name             on exercise (#)    realized ($)      Exercisable/Unexercisable        Exercisable/Unexercisable
          ----             ---------------    ------------      -------------------------     --------------------------------
Dr. Mohd Aslami                  ---               ---                  420,665/0                        (Note 1)
------------------------- ------------------- -------------- -------------------------------- --------------------------------
Charles De Luca                  ---               ---                  235,552/0                        (Note 1)
------------------------- ------------------- -------------- -------------------------------- --------------------------------
Michael J. Beecher              10,000           $34,440              94,248/80,000                      (Note 1)
------------------------- ------------------- -------------- -------------------------------- --------------------------------
Hans Moeller                    88,235          $(6,299)             200,000/100,000                     (Note 1)
------------------------- ------------------- -------------- -------------------------------- --------------------------------

  Note 1 - At December 31, 1997 the fair value was less than the exercise price.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     DEALINGS WITH TECHMAN

     Since 1995, the Company has maintained a working relationship with Techman, a technology management company headquartered in Massachusetts. Dr. M. Mahmud Awan, the President and sole shareholder of Techman, is a former director of the Company. Techman specializes in sales of fiber optic products and telecommunication systems.

     On November 1, 1995, the Company entered into an International Distributor Agreement with Techman to market the Company's products worldwide. Techman agreed to receive customary sales commissions in the form of warrants exercisable into 1,000,000 shares of Common Stock to be issued to Techman for sales of the Company's products up to $200,000,000. Such shares will be issued upon receipt of the proceeds of any such sales.

     Pursuant to the Techman Share Purchase Agreement dated January 11, 1996, Techman purchased 734,260 shares of Common Stock for $1,000,000 (approximately $1.36 per share) and was granted warrants exercisable into 550,696 shares of Common Stock at $1.63 per share. The warrants expired without exercise in January, 1998. Additionally, the Company issued an additional 312,061 shares of Common Stock to Techman on (i) the formation of FOI (a joint venture), in which the Company holds a 30% ownership interest, and (ii) the completion of a supply agreement between FOI and the Company. Under the agreement, $500,000 of the $1,000,000 share purchase price was invested by the Company in FOI as an additional capital contribution. Due to a delay in the construction of the manufacturing plant, in 1997 the supply agreement was canceled and the 312,061 shares were canceled.

     In September 1997, the Company borrowed $150,000 from Techman International Corporation. The note bears interest at prime plus 1% per year and matures on September 17, 1998. In conjunction with the note, Techman was granted warrants to purchase 69,132 common shares of the Company at an exercise price of $0.625 per share.

     In April 1997, the Company borrowed $250,000 from Techman under a note maturing in 2000. The annual interest rate on the note is the prime rate plus 1%, adjustable quarterly and payable quarterly. In conjunction with the note, Techman was granted warrants to purchase 115,220 common shares of the Company at an exercise price of $0.78 per share.

     Discussions are being held between the Company and Techman with respect to offsetting the Techman notes described above against the Company's investment in FOI.

     The Company maintained a consulting agreement with Techman under which Techman provided administration, marketing, technical and personnel advisory services to the Company. The agreement was on a month to month basis at a monthly fee of $4,500 and is terminable at any time by the Company. For the years ended December 31, 1997, 1996 and 1995, Techman was paid $54,000, $36,000 and $21,000, respectively, for such services.


     DEALINGS WITH AMP

     In April 1995, the Company issued the AMP Note, which is a ten year $5,000,000 convertible note, to AMP Incorporated, a company listed on the New York Stock Exchange and a manufacturer of electrical and optical connection devices, systems and other equipment including fiber optic cable. Principal of the AMP Note plus accrued interest at a rate of LIBOR plus one percent may be converted into Common Stock through April 17, 2005. Until April 17, 2000, the conversion price is $1.16 per share; thereafter the conversion price is equal to the price per share paid by a third party investor in the private sale of Common Stock immediately prior to such conversion. The AMP Note is subject to prepayment on demand in the event the Company is the issuer of securities to be sold by the Company under an effective registration statement.

     In July 1996, AMP entered into a five year supply contract (renewable at AMP's option for an additional five year period) with the Company whereby the Company will supply AMP with at least 50% of AMP's future glass optical fiber needs. On November 27, 1996 the Company obtained an additional $3,000,000 loan at an interest rate of prime plus 1%, adjustable on the first business day of each calendar quarter, from AMP to fund the expansion of the Jena Facility, in exchange for a ten year note and $2,000,000 of common stock purchase warrants exercisable for up to 1,382,648 shares of Common Stock at $1.45 and expiring on November 27, 2001. AMP also converted $3,000,000 of principal plus $540,985 of accrued interest on the AMP Note into 3,058,833 shares of Common Stock. In connection with the new loan from AMP, the Company agreed to issue AMP additional shares of Common Stock in the event the Company's share price does not exceed $2.17 for 30 consecutive trading days by November 27, 1998. The issuance of additional shares under the new AMP loan would have a dilutive effect on the Company's other shareholders and could adversely affect the market price of the Common Stock.


     LOANS

     On July 31, 1996, the Company borrowed $500,000 under two loan agreements from the spouses of Dr. Aslami and Mr. De Luca. The loans are in the amount of $250,000 each and bear interest at the prime rate plus one percent (currently 9.25%), and are due on July 31, 1999. In conjunction with the loans each lender received warrants to purchase 115,220 shares of Common Stock at the rate of $1.81 per share. The warrants expire on July 31, 2001.

     Also, during the year the Company borrowed $50,000 from Dr. Aslami. The interest rate is prime plus 1% and the note matures on September 17, 1998. In conjunction with the note the lender was issued warrants to purchase 62,500 common shares of the Company at an exercise price of $0.6875 per share.

     In September and November, 1997 the Company also borrowed $37,500 under a note with interest at prime plus 1%. The note matures on the earlier of the receipt of proceeds from any new financing received by the Company or September 30, 1998. In conjunction with the notes the lender was granted warrants to purchase 27,500 common shares of the Company at an exercise price of $0.6875 per share. Mr. Steve Phillips, a director of the Company, is a principal of the lender. In December, 1997 the Company repaid $12,500 of these notes.


     CONSULTING

     See "Other Compensatory Arrangements" above for a discussion of the consulting arrangement between the Company and Mr. Phillips.

     The following report of the Board of Directors in the next section shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.


EXECUTIVE COMPENSATION

     The Company has not, as yet, adopted a formal executive compensation program, although it intends to adopt such program. It is expected that such plan will reflect the following executive compensation philosophy and contain the compensation components as described below. Such program may contain all or some of the components and will be subject to change by the Board of Directors.

     COMPENSATION PHILOSOPHY

     The Company's mission is to be a significant provider of optical fiber and optical fiber preforms in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, the Company must compete for, attract, develop, motivate and retain top quality executive talent at the corporate office and operating business units of the Company during periods of both favorable and unfavorable world-wide business conditions.

     The Company's executive compensation program is a critical management tool in achieving this goal. "Pay for performance" is the underlying philosophy for the Company's executive compensation program. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct and short-term correlation between executive performance and share price. To align shareholder interests and executive rewards, significant portions of each executive's compensation will represent "at risk" pay opportunities related to accomplishment of specific business goals.

     The program will be designed and administered to:

     o provide annual and longer term incentives that help focus each executive's attention on approved corporate business goals the attainment of which, in the judgment of the Board of Directors, should increase long-term shareholder value;

     o link "at risk" pay with appropriate measurable quantitative and qualitative achievements against approved performance parameters;

     o reward individual and team achievements that contribute to the attainment of the Company's business goals; and

     o provide a balance of total compensation opportunities, including salary, bonus, and longer term cash and non-cash and equity incentives, that are competitive with similarly situated companies and reflective of the Company's performance.

     In seeking to link executive pay to corporate performance, the Board believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such fundamental quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share and return on shareholders' equity. The Board may also consider qualitative corporate and individual factors which it believes bear on increasing the long-term value of the Company to its shareholders. These include (i) the development of competitive advantages, (ii) the ability to deal effectively with the complexity and globalization of the Company's businesses, (iii) success in developing business strategies, managing costs and improving the quality of the Company's products and services as well as customer satisfaction, (iv) the general performance of individual job responsibilities, and (v) the introduction of new products, new patents and other innovations.

     COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive compensation program will consist of (i) an annual salary, (ii) an annual bonus, (iii) issuance of restricted stock, and (iv) a long-term incentive represented by stock options. As explained below, restricted stock and stock options serve to link executive pay to corporate performance, since the attainment of these awards depends upon meeting the quantitative and, if applicable, qualitative performance goals which serve to increase long-term shareholder value.

     Salary and bonus. In December of each year, the Board will set the annual salary for the following year of each executive officer, not subject to an employment contract, and establish a potential bonus opportunity executives (even those subject to employment contracts) may earn for each of the quantitative and, if applicable, qualitative performance goals established by the Committee. The Board intends to set these targets in the first half of each year after a detailed review by the Board of the Company's annual operating budget.

     Stock Options and Restricted Stock. The longer-term component of the Company's executive compensation program will consist of qualified and non-qualified stock option and restricted stock grants. The options generally permit the option holder to buy the number of shares of Common Stock covered by the option (an "option exercise") at a price equal to or greater than eighty-five percent (85%) of the market price of the stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the life of the option. Generally a portion of the options vest over a period of time and expire no later than ten years, and in many cases five years after grant. In addition, in appropriate circumstances, the Company will award restricted stock to executives. Executives will generally be subject to limitations in selling the restricted stock immediately, and therefore will have the incentive to increase shareholder value.

     BASIS OF 1997 COMPENSATION

     In 1997, the Company's executive compensation was based on negotiations with each individual, consistent with what the Board believes was reasonable given the circumstances of the Company at that time. No bonuses were awarded for the year 1997.

     BASIS OF 1998 COMPENSATION

     As indicated in the Company's executive compensation philosophy, a major factor in the Board's compensation decisions is the competitive marketplace for senior executives. In setting competitive compensation levels, the Company will compare itself to a self-selected group of companies of comparable size (a peer group), market capitalization, technological and marketing capabilities, performance and global presence with which the Company competes for executives.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in their discretion.


SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any shareholder proposals intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Secretary, FiberCore, Inc., no later than June 15, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Moreover, with regard to any proposal by a stockholder not seeking to have such proposal included in the proxy statement but seeking to have such proposal considered at the 1999 Annual Meeting, if such stockholder fails to notify the Company in the manner set forth above of such proposal no later than September 1, 1999, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 1999 Annual Meeting notwithstanding that stockholders have not been advised of the proposal in the proxy statement for the 1999 Annual Meeting. Any proposals submitted by stockholders must comply in all respects with (i) the rules and regulations of the Securities and Exchange Commission, (ii) the provisions of the Company's Certificate of Incorporation and Bylaws, and (iii) Nevada law.



ANNUAL REPORT

     The Company's 1997 Annual Report is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, Independent Certified Public Accountants.

                                              By Order of the Board of Directors

                                              /s/  Charles De Luca
                                              Charles De Luca

                                              Secretary

Dated:  October 15, 1998                      ____________________________



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

PROXY

                                 FIBERCORE, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of Mohd A. Aslami and Charles De Luca (with full power to act without the other and each with full power to appoint his substitute) as the undersigned's Proxies to vote all shares of Common Stock of the undersigned in FiberCore, Inc. (the "Company"), a Nevada corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ramada Inn, 624 Southbridge Street, Auburn, Massachusetts, 01501, on November 17, 1998, at 10:00 a.m., Eastern Standard Time or at any adjournments thereof as follows:

1. PROPOSAL TO RATIFY SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

2. In their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

Place "X" Only In One Box

1.   Appointment of Accountants

         FOR         AGAINST        ABSTAIN

         [ ]           [ ]            [ ]

The shares of Common Stock represented by this Proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted FOR the proposal in item 1.

The undersigned hereby revokes any Proxy or Proxies to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please date, sign exactly as name appears on this Proxy, and return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving his/her title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.


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Date


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Signature


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Signature if held jointly